UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 26, 2011

SINOCUBATE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kerry Center, 1515 West Nanjing Road, Suite 1002
Shanghai, 200040
(Address of principal executive offices, including zip code)

+ 86 (21) 5298 6257
(Registrant’s telephone number, including area code)

 65 Broadway, 7th Floor,
New York, NY 10006

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 29, 2011, the Company entered into an agreement with Viking Investments Group, LLC, a company organized under the laws of St. Kitts and Nevis (the “Agreement”).  According to the Agreement, the Company is to issue Twelve Million Five Hundred Sixty Nine Thousand Four Hundred Twenty (12,569,420) newly issued restricted shares of its common stock, in exchange for Four Hundred Sixty Six Thousand Eight Hundred Thirteen (466,813) common stock of China Wood, Inc.

Item 2.01 Completion of Acquisition of Disposition of Assets.

On August 29, 2011, the Company closed the transaction described in Item 1.01 above.

Item 5.02 (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective Friday, August 26, 2011, Dr. Wei Wei Zhang, Ph.D., M.D. was elected to the Board of Directors of Sinocubate, Inc.

Dr. Wei-Wei Zhang, age 54, obtained his M.D. degree in 1982 and M.S. of Toxicology in 1985 from Zhejiang University in China.  He came to the United States 1986 in pursuit of PhD in molecular biology.  After he acquired his PhD degree in 1989, Dr. Zhang fulfilled his postdoctoral and junior faculty training by 1992 in gene manipulation and transfer at Baylor College of Medicine, Houston Texas, USA.

Dr. Zhang is an entrepreneur, resource placement, business developer, and corporate executive, with enduring records of technology innovation, strategic partnering, product commercialization, financing, and venture management from startup to public listing in the biosciences and the Sino-American transactions.

Dr. Zhang, is currently the CEO of Burrill Adventin Capital Management Ltd., founded in 2011.  Dr. Zhang has founded and co-founded 8 biotechnology companies (Introgen Therapeutics Inc., Shenzhen SiBiono, GenStar Therapeutics, GenWay Biotech, Zhuhai Bioinforbody, Adventin Inc., Acrotics and eBioCenter Corporations) and established two corporate and academic R&D units. With 20+ years of biopharma R&D, business development, and marketing/sales experience, Dr. Zhang played CSO and CEO positions in those companies. Dr. Zhang has completed several successful cases in fund-raising, project financing, strategic partnering, private equity investments, through interactions with angel, venture capital, investment banks, governmental funds, and security exchanges.
Dr. Zhang has made significant contributions to the research and life science communities by creating numerous collaborations, developing novel products, launching innovative marketing campaigns, and managing numerous growing business units. Since 1989, Dr. Zhang has published more than 65 peer-reviewed articles and has been invited to write major review articles and to deliver presentations in numerous national and international antibody and gene therapy conferences.  Dr. Zhang has 16 patents either issued or pending.  He has also been active in various social and professional associations, especially taking the leadership in overseas Chinese organizations, such as Presidents of US-China Entrepreneurs Associations and Mu Yun Society.

Item 9.01 Exhibits

Number	Description

10.1	Share Exchange Agreement between SinoCubate, Inc. and Viking Investments Group LLC dated August 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCUBATE, INC.

Date: September 2, 2011	/s/ Tom Simeo
Tom Simeo
CEO, Chairman